EXHIBIT 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (as the same may be amended from time to time in accordance with its terms, this “Agreement”), dated as of August 8, 2024, by and between the undersigned stockholder (the “Stockholder”) in such person’s capacity as a stockholder of Recursion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and Exscientia plc, a public limited company incorporated in England and Wales with registered number 13483814 (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Transaction Agreement (as defined below).

WHEREAS, in order to induce the Company to enter into a Transaction Agreement with Parent, dated as of the date hereof (the “Transaction Agreement”), the Company has requested the Stockholder, and the Stockholder has agreed, to enter into this Agreement with respect to the number of shares of Common Stock, par value $0.00001 per share, of Parent (the “Shares”) that the Stockholder beneficially owns and are set forth on Schedule A (together with such additional Shares or other voting securities of Parent of which the Stockholder acquires record or beneficial ownership after the date hereof, the “Subject Shares”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

VOTING AGREEMENT

Section 1.01. Voting Agreement. Beginning on the date hereof until the Expiration Date (as defined in Section 5.05), the Stockholder hereby irrevocably and unconditionally agrees that at any properly convened meeting of the stockholders of Parent, however called, and at any adjournment thereof, at which the issuance of Class A Common Stock of Parent as contemplated by the Transaction Agreement for purposes of applicable rules and regulations of Nasdaq (the “Parent Share Issuance”) is submitted for the consideration and vote of the stockholders of Parent, or in any other circumstance in which the vote or other approval of the stockholders of Parent is sought in connection with the Transaction, the Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote thereon, (a) appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of calculating a quorum, (b) vote (or cause to be voted), in person or by proxy, all Subject Shares that the Stockholder is entitled to vote at the time of any vote (i) in favor of the Parent Share Issuance and any actions related thereto, (ii) in favor of any proposal to adjourn a meeting of the stockholders of Parent to solicit additional proxies in favor of the Parent Share Issuance and any actions related thereto, and (iii) against any (A) Ruby Acquisition Proposal or (B) any resolution that would reasonably be expected to, if passed, prevent or materially delay, impair, frustrate, disrupt or impede the Transaction otherwise cause the Transaction not to consummate at the earliest practicable time or at all, or which is or may reasonably be expected to be materially prejudicial to the success of the Transaction.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder on his own behalf represents and warrants to the Company, as of the date hereof, that:

Section 2.01. Authorization; Binding Agreement. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby are within the organizational or individual powers of the Stockholder and have been duly authorized by all necessary action on the part of the Stockholder. This Agreement constitutes a legal, valid and binding Agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject, in the case of enforceability, to the Bankruptcy and Equity Exceptions. If the Subject Shares set forth on Schedule A constitute community property under Applicable Law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, the Stockholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement. Other than as provided in the Transaction Agreement and except for any filings by the Stockholder with the SEC, the execution, delivery and performance by the Stockholder of this Agreement do not require any action by or in respect of, or any notice, report or other filing by the Stockholder with or to, or any consent, registration, approval, permit or authorization from, any Governmental Authority, other than any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, prevent, delay or impair the Stockholder’s ability to perform the Stockholder’s obligations hereunder.

Section 2.02. Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the performance of his obligations hereunder do not and will not (i) if the Stockholder is an entity, violate the certificate of incorporation or bylaws (or other comparable organizational documents) of the Stockholder, (ii) violate in any material respect any Applicable Law, or (iii) require any consent of any Person under, constitute a default under, or give rise to any right of termination, amendment, cancellation or acceleration of any Contract to which the Stockholder is a party, in each case of this clause (iii), other than such consents or other actions that (A) have been duly obtained prior to the execution and delivery of this Agreement or (B) would not reasonably be expected to, individually or in the aggregate, prevent, delay or impair the Stockholder’s ability to perform his obligations hereunder.

Section 2.03. Ownership of Shares. Except as disclosed in the applicable footnotes under the heading “Security Ownership of Certain Beneficial Owners and Management” in Parent’s Schedule 14A, dated April 23, 2024 (such disclosure, the “Ownership Disclosure”), the Stockholder is the sole record and beneficial owner of the Subject Shares, free and clear of any Liens (other than Permitted Liens and any Liens created by this Agreement). Except for this Agreement, none of the Subject Shares is subject to any voting trust or other Contract with respect to the voting of such Subject Shares. Except as otherwise provided in Article 1 of this Agreement or as disclosed in the Ownership Disclosure, the Stockholder has, and will have at all times during the term of this Agreement, the sole right to vote and direct the vote of, and to dispose of and direct the disposition of, the Subject Shares, and there are no Contracts of any kind, contingent or otherwise, obligating the Stockholder to Transfer (as defined in Section 4.01(a)), or cause to be Transferred, any of the Subject Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. Except for this Agreement, none of the Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney. For purposes of this Agreement, “beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the U.S. Securities Exchange Act of 1934.

Section 2.04. Total Shares. Except for the Subject Shares, the Stockholder does not beneficially own any other Equity Interests of Parent as of the date of this Agreement.

Section 2.05. Reliance. The Stockholder understands and acknowledges that the Company is entering into the Transaction Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of the Stockholder contained herein. The Stockholder acknowledges that it has had the opportunity to seek independent legal advice from legal counsel of the Stockholder’s own choosing prior to executing this Agreement. The Stockholder understands and acknowledges that the Transaction Agreement governs the terms of the Transaction.

Section 2.06. No Other Representations. The Stockholder acknowledges and agrees that other than the representations expressly set forth in this Agreement, the Company has not made, and is not making, any representations or warranties to the Stockholder with respect to the Company, the Transaction Agreement or any other matter. The Stockholder hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Stockholder, as of the date hereof, as follows:

Section 3.01. Corporation Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, in the case of enforceability, to the Bankruptcy and Equity Exceptions.

Section 3.02. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the performance of its obligations hereunder do not and will not (i) violate the certificate of incorporation or bylaws (or other comparable organizational documents) of the Company, (ii) violate any Applicable Law, (iii) other than the filing of a Schedule 13D with the SEC, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any Contract to which the Company is a party, in each case, other than such consents or other actions that (A) have been duly obtained prior to the execution and delivery of this Agreement or (B) would not reasonably be expected to, individually or in the aggregate, prevent, delay or impair the Company’s ability to perform its obligations hereunder.

Section 3.03. No Other Representations. The Company acknowledges and agrees that other than the representations expressly set forth in this Agreement, the Stockholder has not made, and is not making, any representations or warranties to the Company with respect to the Stockholder, the Transaction Agreement or any other matter. The Company hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

ARTICLE 4

COVENANTS OF THE STOCKHOLDER

The Stockholder hereby covenants and agrees that:

Section 4.01. No Proxies for or Encumbrances on the Subject Shares.

(a) Beginning on the date hereof until the earliest of the (x) Expiration Date, (y) the occurrence of the vote at the Parent Stockholder Meeting to approve the Parent Share Issuance and (z) December 31, 2024, except pursuant to the terms of this Agreement, the Stockholder shall not, without the prior written consent of the Company, directly or indirectly, (i) grant any proxies, powers of attorney, or any other authorizations or consents, or enter into any voting trust or other agreement or arrangement with respect to the voting of any Subject Shares, (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any Contract with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of (including by gift, and whether by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise, and including pursuant to any derivative transaction), any Subject Shares (or any beneficial ownership therein or portion thereof) during the term of this Agreement or consent to any of the foregoing (each, a “Transfer” (which defined term includes derivations of such defined term)), (iii) otherwise permit any Liens to be created on any of the Subject Shares, or (iv) enter into any Contract with respect to the direct or indirect Transfer of any of the Subject Shares; provided that nothing herein shall prohibit the Stockholder from the following: (A) if the Stockholder is an individual, make Transfers of the Subject Shares (w) to any trust for the direct benefit of the Stockholder or the immediate family of the Stockholder, (x) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder, (y) by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, or (z) to Parent to cover tax withholding obligations of the Stockholder in connection with the vesting of any equity award of Parent, provided that the underlying Subject Shares held by the Stockholder shall continue to be subject to the restrictions and obligations set forth in this Agreement, (B) Transfer Subject Shares to an Affiliate of the Stockholder or (C) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act that is in effect as of the date of this Agreement (any such Transfer, a “Permitted Transfer”); provided, further, that a Permitted Transfer in the foregoing clauses “(A)(w)”, “(A)(x)” and “(B)” shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of the Stockholder under, this Agreement with respect to the Subject Shares so Transferred by executing and delivering a joinder agreement, in form and substance reasonably acceptable to the Company.

(b) The Stockholder hereby agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any Person to which legal or beneficial ownership shall pass, whether by operation of law or otherwise including his successors or permitted assigns and if any involuntary Transfer of any of the Subject Shares shall occur (including a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold the Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement as the Stockholder for all purposes hereunder.

(c) Except as otherwise expressly permitted by this Section 4.01, the Stockholder hereby agrees not to request that Parent register the Transfer of any certificate or uncertificated interest representing any or all of the Subject Shares and the Stockholder authorizes Parent to impose stop orders to prevent the Transfer of any of the Subject Shares in violation of this Agreement.

Section 4.02. No Solicitation. The Stockholder shall not take any action that Parent would then be prohibited from taking under Section 7.02(a)(i) to Section 7.02(a)(iv) of the Transaction Agreement.

Section 4.03. Notice of Certain Events. The Stockholder shall promptly notify the Company of any material fact, change or development occurring or arising after the date hereof that causes, or would reasonably be expected to cause, any breach of any representation, warranty, covenant or agreement of the Stockholder hereunder.

Section 4.04. Adjustments. In the event of any stock split, stock dividend or distribution, reorganization, recapitalization, readjustment, reclassification, combination, exchange of shares or the like of the capital stock of Parent on, of or affecting the Subject Shares, then the terms of this Agreement shall apply to the Equity Securities of Parent received in respect of the Subject Shares by the Stockholder immediately following the effectiveness of the events described in this Section 4.04, as though they were Subject Shares hereunder.

Section 4.05. Directors and Officers. Nothing in this Agreement shall limit or restrict the Stockholder who serves as a director or officer of Parent or any of its Subsidiaries in acting in his capacity as a director or as an officer, as applicable, of Parent or such Subsidiary, as applicable. The Stockholder is entering into this Agreement solely in his capacity as a stockholder of Parent and nothing herein shall not limit or affect in any manner, the Stockholder’s actions, omissions, judgments or decisions as a director or officer, as applicable, of Parent or any of its Subsidiaries, including, taking any action permitted by Section 7.02 of the Transaction Agreement, and no such action, omission, judgment or decision, in the Stockholder, affiliate or designee’s capacity as member of the director or officer of Parent or any of its Subsidiaries shall violate any of the Stockholder’s agreements or obligations under this Agreement. The Company shall not assert any claim that any action taken by the Stockholder in his capacity as a director or officer of Parent or any of its Subsidiaries violates any provision of this Agreement.

Section 4.06. Disclosure. The Stockholder shall permit the Company and Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document the Company or Parent determines to be necessary in connection with the Transaction, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments under this Agreement.

Section 4.07. Additional Shares. In the event that the Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to Parent, such Shares or voting interests shall, without further action of the parties, be deemed Subject Shares and subject to the provisions of this Agreement, the number of Shares held by the Stockholders shall be deemed amended accordingly, and such Shares or voting interests shall automatically become subject to the terms of this Agreement. The Stockholder shall promptly notify the Company of any such event.

Section 4.08. Proceedings. The Stockholder hereby agrees not to commence or participate in any Proceeding or claim, whether derivative or otherwise, against the Company, Parent or any of their respective Affiliates, or their respective boards of directors or members thereof or officers, relating to the negotiation, execution or delivery of this Agreement or the Transaction Agreement, or the consummation of the Transaction, including any such claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (b) alleging a breach of any fiduciary duty of Parent Board in connection with the Transaction Agreement or the Transaction, and the Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing; provided that the foregoing shall not limit the Stockholder from (i) participating as a defendant or asserting counterclaims in response to any claims commenced against the Stockholder relating to this Agreement, the Transaction Agreement or the Transaction or (ii) asserting a claim against the Company for breach of this Agreement or, to the extent permitted by the Transaction Agreement and Applicable Law.

Section 4.09. Adverse Actions. The Stockholder hereby covenants and agrees that the Stockholder shall not, at any time prior to the Expiration Date (as defined in Section 5.05), take any action that may reasonably be expected to prevent or have the effect of materially delaying, impairing, frustrating, disrupting, or impeding the Transaction, or otherwise causing the Transaction not to become effective at the earliest practicable time, or which is or may reasonably be expected to be prejudicial to the success of the Transaction.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Interpretation. The following rules of interpretation shall apply to this Agreement: (i) the words “hereof”, “hereby”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof; (iii) references to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified; (iv) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders; (v) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; (vi) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (vii) references to any Applicable Law shall be deemed to refer to such Applicable Law as amended from time to time and to any rules or regulations promulgated thereunder; (viii) references to any Person include the successors and permitted assigns of that Person; (ix) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (x) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; and (xi) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 5.02. Further Assurances. The Company and the Stockholder will use commercially reasonable efforts to each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its or his best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and the Company shall have no authority to exercise any power or authority to direct the Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

Section 5.04. Notices. All notices, requests and other communications to any party hereunder shall be in writing sent via email and shall be given:

if to the Company, to:

Exscientia plc

The Schrödinger Building

Heatley Road

Oxford Science Park

Oxford, OX4 4GE

Attention: Executive Vice President, Legal

Email: [redacted]

with a copy (which shall not constitute notice) to:

Allen Overy Shearman Sterling LLP

One Bishops Square

London, E1 6AD

Attention: Matthew Appleton

Nick Withers

Email:   matthew.appleton@aoshearman.com

nick.withers@aoshearman.com

and

Allen Overy Shearman Sterling US LLP

599 Lexington Avenue

New York, NY 10022

Attention: Clare O’Brien

Christopher Glenn

Email:   cobrien@aoshearman.com

christopher.glenn@aoshearman.com

if to the Stockholder, to the email address set forth on the Stockholder’s signature page hereto:

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

Attention: Patrick Schultheis; Robert T. Ishii; Remi P. Korenblit;

Brendan Ripley Mahan

Email:   PSchultheis@wsgr.com; RIshii@wsgr.com; RKorenblit@wsgr.com;

BMahan@wsgr.com

and with a copy (which shall not constitute notice) to:

Clifford Chance LLP

10 Upper Bank Street

London, E14 5JJ

Attention: David Pudge; Katherine Moir

Email: David.Pudge@CliffordChance.com;

Katherine.Moir@CliffordChance.com

or to such other email address as such party may hereafter specify for the purpose by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of dispatch by the sender thereof (to the extent that no “bounce back”, “out of office” or similar message indicating non-delivery is received with respect thereto), in each case to the required recipient as set forth above, if such dispatch is made by 5:00 p.m. New York City time on a Business Day or, if made after 5:00 p.m. New York City time on a Business Day, such notice, request or communication shall be deemed to have been received on the next succeeding Business Day.

Section 5.05. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall automatically terminate without further action of any party hereto upon the earlier of (a) the Effective Time, (b) the termination of the Transaction Agreement in accordance with its terms or (c) the mutual written agreement of each party to this Agreement (any such date under clauses (a) through (c) being referred to herein as the “Expiration Date”). Notwithstanding the foregoing, (i) the provisions set forth in this Article 5 shall survive the termination of this Agreement and (ii) no termination of this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any willful breach of this Agreement that occurred prior to the Expiration Date.

Section 5.06. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party that incurred such cost or expense.

Section 5.07. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 5.08. Governing Law. This Agreement and all Proceedings arising out of or related to under this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules or principles that would result in the application of the law of any other state or jurisdiction.

Section 5.09. Jurisdiction. Each of the parties hereto irrevocably and unconditionally agrees that any Proceeding with respect to this Agreement, the transactions contemplated hereby or the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement, the transactions contemplated hereby or the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably and unconditionally submits with regard to any such action or proceeding for itself and in respect of its property to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by Applicable Law, any claim that (i) the Proceeding in such court is brought in an inconvenient forum, (ii) the venue of such Proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by Applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 5.04 in any Proceeding relating to this Agreement or any of the transactions contemplated by this Agreement; provided, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law.

Section 5.10. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

Section 5.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, including by facsimile, by email with .pdf attachments, or by other electronic signatures (including, DocuSign and AdobeSign), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed and delivered (by electronic communication, facsimile or otherwise) by all of the other parties hereto.

Section 5.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.13. Specific Performance. The parties’ rights in this Section 5.13 are an integral part of the transactions contemplated by this Agreement. The parties acknowledge and agree that irreparable harm would occur and that the parties would not have any adequate remedy at law (a) for any breach of any of the provisions of this Agreement or (b) in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement (this being in addition to any other remedy to which they are entitled under this Agreement or under Applicable Law), without proof of actual damages, and each party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Applicable Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE COMPANY: EXSCIENTIA PLC

By:
Name:
Title:

[Voting and Support Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER: [STOCKHOLDER]

By:
Name:
Title: Email:

[Voting and Support Agreement Signature Page]

Schedule A

Subject Shares